 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________
FORM 8-K
 _________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 7, 2023
_________________
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

Delaware	001-06631	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 Battery Street
San Francisco, California 94111
(Address of principal executive offices) (Zip Code)
(415) 501-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
  _________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LEVI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 7, 2023, Levi Strauss & Co. (the “Company”) announced that Charles (“Chip”) Bergh has decided to retire from the Company as of April 26, 2024 (the “retirement date”). In anticipation of Mr. Bergh’s retirement, the Company’s Board of Directors (the “Board”) has elected Michelle Gass, currently the Company’s President, to succeed Mr. Bergh as President and Chief Executive Officer (“CEO”) effective January 29, 2024 (the “effective date”) consistent with the CEO succession plan announced on November 8, 2022. The Board has elected Mr. Bergh as Executive Vice Chair of the Board until the retirement date, and thereafter Mr. Bergh will transition to the role of Senior Advisor until the end of the Company’s 2024 fiscal year (the “transition date”). The Board accepted Mr. Bergh’s retirement and elected Ms. Gass as President and CEO, as of the effective date, on December 6, 2023.
To facilitate the transition and enable continuity, the Company and Mr. Bergh have agreed to an arrangement which will allow the Company to leverage Mr. Bergh’s expertise through the transition date. Pursuant to the arrangement, during his service as Executive Vice Chair of the Board until the retirement date, Mr. Bergh will receive his current base salary and target annual incentive compensation opportunity, with any paid bonus taking into account, on a pro-rated basis, Mr. Bergh’s period of service as CEO and President and his service as Executive Vice Chair of the Board in 2024. In addition, he will be provided with health, welfare and fringe benefits consistent with those provided to the Company’s other senior executives generally and certain perquisites consistent with those historically provided to him while serving as CEO and President.
In the Senior Advisor role until the transition date, Mr. Bergh will report to the Board and the CEO, provide advice on strategic and operational matters, and meet with key stakeholders at the Company’s request. Mr. Bergh will receive a one-time consulting fee of $1,000,000, payable upon his appointment as Senior Advisor. In addition, Mr. Bergh will receive administrative support in the amount of $200,000 annually for four years commencing with his role as Senior Advisor. While serving as Senior Advisor, he will not be entitled to a target annual incentive compensation opportunity or a long-term incentive award. All of Mr. Bergh’s then-outstanding long-term equity incentive awards as of the transition date will vest in accordance with the “retirement” treatment provided therein.
In connection with her promotion to CEO and President and beginning on the effective date, Ms. Gass will continue to receive her current base salary and target annual incentive compensation opportunity. The size and terms of any future salary, bonus, annual incentive compensation and long-term incentive awards will be determined by the Board in the ordinary course along with other executive officers, will reflect Company performance and Ms. Gass’ performance and future career potential and will be determined in a manner consistent with prior long-term incentive awards.
A description of Ms. Gass’ age and business experience is available in the Company’s annual proxy statement filed with the Securities and Exchange Commission on March 7, 2023, and is incorporated by reference herein. There are no arrangements or understandings between Ms. Gass and any other persons pursuant to which she was appointed to the Board or as the Company’s CEO. There is no family relationship between Ms. Gass and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Ms. Gass that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

ITEM 7.01	Regulation FD Disclosure.
The Company issued the press release attached hereto as Exhibit 99.1 with respect to the matters set forth in Item 5.02 above. The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release dated December 7, 2023, entitled “Levi Strauss & Co. Announces Executive Leadership Changes.”

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	December 7, 2023	By:	/s/ NANCI PRADO
		Name:	Nanci Prado
		Title:	Deputy General Counsel